Exhibit 99(l) – Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Experts” and as “Independent Auditors” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated April 29, 2022, which is included in this Post-Effective Amendment No. 78 to the Registration Statement (Form N-4, File No. 333-28679) of Separate Account B of Venerable Insurance and Annuity Company (the “Registration Statement”).

We also consent to the use of our reports (1) dated March 30, 2022, with respect to the statutory-basis financial statements and supplemental schedules of Venerable Insurance and Annuity Company and (2) dated March 30, 2022, with respect to the financial statements of each of the subaccounts within Separate Account B of Venerable Insurance and Annuity Company, for the year ended December 31, 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania April 19, 2022